Exhibit 21

                              List of Subsidiaries
                              --------------------


Name                                              Jurisdiction of Incorporation
----                                              -----------------------------

Casella Waste Systems, Inc.                       Delaware

Casella Waste Management, Inc.                    Vermont

New England Waste Services, Inc.                  Vermont

New England Waste Services of Vermont, Inc.       Vermont

Sunderland Waste Management, Inc.                 Vermont

Newbury Waste Management, Inc.                    Vermont

Bristol Waste Management, Inc.                    Vermont

North Country Environmental Services, Inc.        Virginia

Forest Acquisitions, Inc.                         New Hampshire

Sawyer Environmental Services, Inc.               Maine

Sawyer Environmental Recovery Facilities, Inc.    Maine

Hiram Hollow Regeneration Corp.                   New York

Casella T.I.R.E.S., Inc.                          Maine

Casella Waste Management of N.Y., Inc.            New York

New England Waste Services of N.Y., Inc.          New York

Casella Waste Management of Pennsylvania, Inc.    Pennsylvania

North Country Composting Services, Inc.           New Hampshire